Exhibit 99.2

Vistra Energy Announces Cash Tender Offers and Consent Solicitations

IRVING, Texas, August 7, 2018 — Vistra Energy Corp. (NYSE: VST) (the “Company” or “Vistra Energy”) announced today that it is commencing cash tender offers (the “Tender Offers”) to purchase its outstanding 8.125% Senior Notes due 2026 (the “2026 Notes”), 8.034% Senior Notes due 2024 (the “8.034% 2024 Notes”), 8.000% Senior Notes due 2025 (the “2025 Notes”), 7.625% Senior Notes due 2024 (the “7.625% 2024 Notes”) and 7.375% Senior Notes due 2022 (the “2022 Notes”, and, together with the 2026 Notes, the 8.034% 2024 Notes, the 2025 Notes and the 7.625% 2024 Notes, the “Notes”) for a maximum aggregate purchase price (excluding accrued and unpaid interest) of up to $1.5 billion (subject to increase or decrease by the Company, the “Aggregate Maximum Tender Amount”).

The price offered in the Tender Offers for the Notes and other information relating to the Tender Offers and the Consent Solicitation (as defined below) are set forth in the table below.

					Dollars per $1,000 Principal Amount of Notes
Issuer (1)	Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration (2)	Early Tender Premium (3)	Total Consideration (2) (3)
Vistra Energy Corp.	2026 Notes	26817RBA5 / U2676QAN8	$850,000,000	1	$1,085.00	$30.00	$1,115.00
Vistra Energy Corp.	8.034% 2024 Notes	26817RAV0 / 26817RAX6 / 26817RAZ1	$188,237,672	2	$1,032.50	$30.00	$1,062.50
Vistra Energy Corp.	2025 Notes	26817RAS7 / U2676QAL2	$750,000,000	3	$1,070.00	$30.00	$1,100.00
Vistra Energy Corp.	7.625% 2024 Notes	26817RAP3	$1,250,000,000	4	$1,052.50	$30.00	$1,082.50
Vistra Energy Corp.	2022 Notes	26817RAN8	$1,750,000,000	5	$1,015.00	$30.00	$1,045.00

(1)	Vistra Energy Corp. is successor in interest to Dynegy Inc. as a result of their merger, which closed on April 9, 2018.
(2)	Excludes accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(3)	No separate consent payment or fee is being paid to holders in the Consent Solicitation.

In conjunction with the Tender Offers, the Company is soliciting (the “Consent Solicitations”) consents (the “Consents”) from each holder (individually, a “Holder,” and collectively, the “Holders”) of the Notes, subject to the terms and conditions set forth in the Offer to Purchase (as defined below), to certain proposed amendments (the “Proposed Amendments”) to the: (i) indenture dated as of August 21, 2017 (as supplemented, the “2026 Notes Indenture”), among Vistra Energy (as successor in interest to Dynegy Inc. (“Dynegy”)), the subsidiary guarantors party thereto and Wilmington Trust, National Association (“Wilmington Trust”), as trustee; (ii) indenture dated as of February 2, 2017 (as supplemented, the “8.034% 2024 Notes Indenture”), among Vistra Energy (as successor in interest to Dynegy), the subsidiary guarantors party thereto and Wilmington Trust, as trustee; (iii) indenture dated

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as of October 11, 2016 (as supplemented, the “2025 Notes Indenture”), among Vistra Energy (as successor in interest to Dynegy), the subsidiary guarantors party thereto and Wilmington Trust, as trustee; (iv) indenture dated as of October 27, 2014 (as supplemented, the “2024 Notes Indenture”), among Vistra Energy (as successor in interest to Dynegy), the subsidiary guarantors party thereto and Wilmington Trust, as trustee; (v) indenture dated as of October 27, 2014 (as supplemented, the “2022 Notes Indenture”, and together with the 2026 Notes Indenture, the 8.034% 2024 Notes Indenture, the 2025 Notes Indenture and the 2024 Notes Indenture, each an “Indenture” and collectively, the “Indentures”), among Vistra Energy (as successor in interest to Dynegy), the subsidiary guarantors party thereto and Wilmington Trust, as trustee; and (vi) registration rights agreement related to the 2026 Note (the “Registration Rights Agreement”). The Proposed Amendments would amend each Indenture as described herein to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under such Indenture and (ii) amend the Registration Rights Agreement to remove, among other things, the requirement that the Company commence an exchange offer to issue registered securities in exchange for the 2026 Notes. Delivery of Consents to the Proposed Amendments by Holders of at least a majority of the aggregate principal amount of each series of outstanding Notes is required for the adoption of the Proposed Amendments with respect to each such series of Notes. In the event of any proration of a series of Notes, the Consents delivered with respect to such series of Notes shall be null and void.

The Tender Offers and Consent Solicitations are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated August 7, 2018 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”), including the Financing Condition (as defined below) and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Tender Offer Materials”). The Tender Offers and the Consent Solicitations are open to all registered Holders of the Notes. The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount, without extending withdrawal rights except as required by law. The amounts of each series of Notes to be purchased may be prorated as set forth in the Offer to Purchase.

Subject to the terms and conditions of the Tender Offers, each Holder who validly tenders and does not subsequently validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 20, 2018 (the “Early Tender Date”) will be entitled to receive the Total Consideration (as set forth in the table above), plus accrued and unpaid interest up to, but not including, the Early Settlement Date (as defined below) if and when such Notes are accepted for payment. Holders who validly tender their Notes after the Early Tender Date but at or prior to midnight, New York City time, on September 4, 2018, or such other date as the Company extends the Tender Offers or Consent Solicitations (such date and time, as it may be extended, the “Expiration Date”) will be entitled to receive only tender offer consideration (the “Tender Offer Consideration”) equal to the Total Consideration less the Early Tender Premium (as set forth in the table above), plus accrued and unpaid interest up to, but not including, the applicable settlement date, if and when such Notes are accepted for payment.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Date is expected to be August 22, 2018, two business days following the scheduled Early Tender Date (the “Early Settlement Date”). The settlement date for the Notes that are validly tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be September 5, 2018, one business day following the scheduled Expiration Date (the “Final Settlement Date”).

Vistra Energy’s obligation to accept for purchase, and to pay for, Notes validly tendered pursuant to the Tender Offers is subject to, and conditioned upon, among other things, the receipt by the Company of (i) the net proceeds expected from an unregistered offering of $800 million aggregate principal amount of Senior Notes due 2026 (subject to increase by the Company, the “Debt Financing”) and (ii) the net proceeds expected from an accounts

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receivable securitization program of $300 million aggregate principal amount (subject to increase by the Company, the “Receivables Financing”), in each case, on terms and conditions reasonably satisfactory to the Company (the “Financing Condition”). We expect to use the net proceeds from the Debt Financing and the Receivables Financing, together with cash on hand, to finance our payments of the Tender Offer Consideration and the Total Consideration, as applicable, and any fees payable in connection with the Tender Offers and Consent Solicitations, subsequent to the date hereof and on or prior to the Final Settlement Date.

The Company’s obligation to consummate the Tender Offers is subject to the Financing Condition and the General Conditions (as defined in the Offer to Purchase). The Tender Offers are not contingent upon the tender of any minimum principal amount of Notes, the consummation of any other Tender Offer in respect of any other series of Notes or obtaining any Requisite Consent (as defined in the Offer to Purchase). The adoption of the Proposed Amendments with respect to any Indenture or series of Notes is not conditioned upon the consummation of any other Consent Solicitation or adoption of the Proposed Amendments in respect of any other Indenture or series of Notes or obtaining any Requisite Consent with respect to any other Indenture or series of Notes. Each Tender Offer and Consent Solicitation may be amended, extended or terminated individually.

Vistra Energy has retained Citigroup Global Markets Inc. to serve as the Lead Dealer Manager and Solicitation Agent for the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Depositary and Information Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to Citigroup Global Markets Inc. at 388 Greenwich Street, 7th Floor, New York, New York 10013, Attn: Liability Management Group, (800) 558-3745 (toll-free), (212) 723-6106 (collect). Requests for the Tender Offer Materials may be directed to Global Bondholder Services Corporation at 65 Broadway – Suite 404, New York, New York 10006, Attn: Corporate Actions, (212) 430-3774 (for banks and brokers) or (866) 470-3900 (for all others).

Vistra Energy is making the Tender Offers only by, and pursuant to, the terms of the Tender Offer Materials. None of Vistra Energy, the Lead Dealer Manager and Solicitation Agent, or the Depositary and Information Agent make any recommendation as to whether Holders should tender or refrain from tendering their Notes and delivering Consents. Holders must consult their own investment and tax advisors and make their own decisions as to whether to tender Notes and deliver Consents and, if so, the principal amount of the Notes to tender. The Tender Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Vistra Energy by the Lead Dealer Manager and Solicitation Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, including in connection with the Debt Financing, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Tender Offer Materials.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

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214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Notes Litigation Reform Act of 1995, Section 27A of the Notes Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. . Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Notes and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.